Exhibit 99.1

M III ACQUISITION CORP. COMMON STOCK AND WARRANTS TO COMMENCE TRADING SEPARATELY ON AUGUST 29, 2016

NEW YORK, NY, August 24, 2016 /PRNewswire/ - M III Acquisition Corp. (NASDAQ: MIIIU) (the “Company”) announced that the holders of the Company’s units may elect to separately trade the common stock and warrants underlying the units commencing on August 29, 2016. Those units not separated will continue to trade on the NASDAQ Capital Market under the symbol “MIIIU” and the common stock and warrants are expected to trade under the symbols “MIII” and “MIIIW”, respectively.

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission on July 6, 2016.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Cantor Fitzgerald & Co., 499 Park Avenue, 5th Floor, New York, NY 10022 Attention: Capital Markets, email: prospectus@Cantor.com.

ABOUT M III

The Company is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The Company's efforts to identify a target business will not be limited to a particular industry or geographic region, although it intends to focus efforts on seeking a business combination with a company or companies in the financial services, healthcare services and industrials sectors.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s offering of units filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, http://www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company contact:

Mohsin Y. Meghji
Chairman and Chief Executive Officer
M III Acquisition Corp.
(212) 716-1491